SALE OF TECHNOLOGY AGREEMENT


THIS  AGREEMENT  made  as  of  the  16th  day  of  August,  2002.

BETWEEN:

      NICHOLAS  B.  MACKINNON,  of  2267  Marstrand  Avenue
      Vancouver,  BC,  V6K  2H8

      (hereinafter  called  the  "Vendor")
                                                               OF THE FIRST PART

AND:

      COYOTE  VENTURES  CORP.,  a  Nevada  corporation,
      having its registered office at 2300 West Sahara Avenue,
      Suite  500 Las  Vegas,  NV  89102

     (hereinafter  called  the  "Purchaser")
                                                              OF THE SECOND PART


WHEREAS the Vendor is the beneficial owner of a technology (the "Technology") for direct viewing of induced tissue fluorescence by a human viewer through an endoscope as described in the patent, a copy which is attached as Schedule A hereto (the "Patent");

AND WHEREAS the Purchaser is desirous of purchasing the Technology and all the rights of the Vendor thereunder.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:


1.     DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:

     (A) "Apparatus" means any apparatus for direct viewing of induced tissue fluorescence by a human viewer through an endoscope described in the Patent or that incorporates any of the Patent, the Know-how and/or the Intellectual Property;

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     (B)  "Patent"  means  the  patent  described  in  Schedule  "A"  and  any improvements, modifications or variant of the patent described in Schedule A and any apparatus or invention incorporating, or any improvement, modification or variant to any Apparatus incorporating the patent described in Schedule "A", all know how and intellectual property relating to the Patent described in Schedule "A";

     (C) "Improvement" means any modification or variant of the Apparatus and the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Apparatus, the Invention or at least one claim of the Patent.

     (D) "Intellectual Property" means all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with Invention and the Apparatus;

     (E) "Invention" means the invention described in Patent and embodied in the Apparatus;

     (F) "Know-how" means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention and the Apparatus;

     (G) "Technology" means the Patent, the Intellectual Property, the Know How and the Invention.

2. The Vendor shall sell and the Purchaser shall purchase, for the purchase price hereinafter mentioned, the Technology and all his rights thereunder together with the inventions covered by the Patent and all interest of the Vendor of, in and to the inventions and Patent with all powers and privileges of any kind or nature.

3. The Vendor represents that he is the beneficial owner of the Technology including the Patent, and to the best of the Vendor's knowledge, the technology including the patent is free and clear of any liens, charges or encumbrances, save and except a royalty of 0.75% in favour of the BC Cancer Foundation, and has the right to deal with the Technology and the Patent in accordance with this agreement.

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4.     The  purchase  price  shall be the fair market value of the Technology at the date of this Agreement, the best estimate of which is $20,000 US (the "Estimated Value").

5.     The  Vendor  and  the  Purchaser  covenant  and  agree  that:

     a. the purchase price of the Technology will be the fair market value of the Technology at the date of this Agreement; and

     b. the purchase price as set out in Paragraph 1 is the best estimate of the fair market value of the Technology presently available.

6.     If:
     a. the Minister of National Revenue or any other competent authority at any time questions or proposes to issue or issues any assessment or assessments that would impose or imposes any liability for tax of any nature or kind on any of the parties or on any other person on the basis that the fair market value of the Technology at the date of this Agreement is greater than the Estimated Value; and

     b. the Vendor and the Purchaser agree or a competent tribunal finally adjudges that the fair market value of the Technology is a greater amount (the "Adjusted Value") than the Estimated Value;

     then

     c. the Purchaser will pay to the Vendor the difference between the Estimated Value and the Adjusted Value.

7. The Vendor shall, upon the request of the Purchaser, execute or cause to be executed and deliver to the Purchaser assignments of the Patent hereinbefore mentioned and any other instrument or instruments that may be required for an effectual transfer of the Patents, inventions, rights and other interests hereinbefore mentioned to the Purchaser, which assignment and other instruments shall be prepared by the Purchase at its expense and shall be in such form as may be required by the Rules of Practice of the United States Patent and Trademark Office for the full, unqualified and complete assignment and transfer of all the rights hereinbefore mentioned.

8. In the event that the Vendor shall make any Improvements said Improvements and any applications and patents therefor shall likewise come under this Agreement and be subject to all the terms and provisions thereof.

9. Notwithstanding any other provision of this Agreement the Purchaser acknowledges and understands that the Vendor's principal occupation is as a researcher with the BC Cancer Research Centre and in collaboration with the

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M.D.  Anderson Cancer Centre in Houston and the University of Texas at Austin in
a research consortium, and receives funding from United States National Institutes of Health to conduct research into optical methods of cancer diagnosis, and that patents, know-how and intellectual property derived from that research are not part of the Technology described in this agreement, and that the scope of this agreement is limited to the Technology described in the Patent and that any new technology, patents or know-how derived in the course of the Vendor's principal occupation, must be the subject of separate agreements with the Technology Transfer Offices of the said research consortium.

10. The Purchaser acknowledges that the Vendor is entering into this Agreement based on a representation of the Purchaser that the Purchaser shall complete debt or equity financing to raise net proceeds to the Purchaser of not less than $200,000 US within 90 days of the date of this Agreement and a further $800,000 US within 180 days of the date of this Agreement, all such net proceeds shall be immediately available to the purchaser for its corporate purposes. In the event the Purchaser shall fail to raise such funds within the time required, the Vendor may at his option, re-acquire the Technology and the Purchaser shall re-convey the Technology to the Vendor at and for a consideration equal to the purchase price paid by the Purchaser.

11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and personal representatives.

12. This Agreement shall be governed by the laws of the Province of British Columbia, Canada.

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13.     This  Agreement  has  been prepared  by O'Neill  &  Company  acting  on behalf of the Purchaser only and the Vendor acknowledges that he has been advised to obtain independent legal advice.

14. Clauses 2 and 9 of this agreement have been modified by the Vendor on the advice of his legal advisor and clause 9 has been further modified at the request of the Purchaser and the purchaser acknowledges that he has been advised to obtain independent legal advice regarding these changes.

15. This Agreement may be executed in counterparts, which together shall form one and the same instrument.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



SIGNED,  SEALED  AND  DELIVERED       )
BY  Nicholas  B.  MacKinnon  in  the  )
presence  of:                         )
                                      )
/s/ Pauline Fong-Leung, M.B.A.        )     /s/ Nicholas B. MacKinnon
_____________________________         )     _________________________
Signature                             )     Nicholas  B.  MacKinnon
Pauline Fong-Leung                    )
_____________________________         )
Name                                  )
601 W. Broadway                       )  NO ADVISE REQUESTED
_____________________________         )  NOR GIVEN.
Address                               )  ATTESTED TO
Vancouver, B.C. Vancouver,            )  ONLY BUT
Canada V5Z 4C2                        )  NOT DRAWN
(604) 875-7812                        )  BY PAULINE
_____________________________         )  FONG-LEUNG
                                         NOTARY PUBLIC

WITNESSED AS TO EXECUTION ONLY
ADVISE BOUGHT OR GIVEN

COYOTE  VENTURES  CORP.

By:  /s/ Scott Houghton
     _______________________
     Its  duly  authorized  signatory


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